Exhibit 10.10

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of the 2nd day of June (the “Effective Date”) by and between 3260 Blume Drive Associates (“Landlord”) and Neurobiological Technologies, Inc. (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated as of August 2, 2002 (the “Lease”) for certain premises containing approximately 4,333 rentable square feet of space commonly known as Suite 500 (the “Premises”) in the building located at 3260 Blume Drive, Richmond, California (the “Building”).

B. Landlord and Tenant desire to amend the Lease to provide for the extension of the Expiration Date, and to make certain additional amendments to the Lease as are more particularly described herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, the capitalized words and terms used in this Amendment shall have the meanings ascribed to them in the Lease.

2. Term. The Expiration Date of the Lease is hereby extended to July 31, 2004.

3. Base Rent. Effective as of August 1, 2003 and continuing through the Expiration Date (as amended hereby), Base Rent for the Premises shall be $7,583.00 per month. All rental payments under the Lease shall be made to Landlord at the Rent Payment Address specified in Paragraph 1 (Lease Summary) as amended hereby, or at such other place as Landlord may from time to time designate in writing.

4. Condition of Premises. The parties acknowledge that Tenant is presently in possession of the Premises and that Landlord has, and will have, no obligation to Tenant to inspect or examine the Premises or the condition thereof prior to the execution of this Amendment. Tenant acknowledges that Landlord has made no representation or warranties, express or implied, respecting the condition of the Premises, and that Landlord has no obligation in connection with the execution of this Amendment to repaint, remodel or repair, move or alter the Premises, or to perform any consultation, remodeling other work of improvement upon the Premises, or to contribute to the cost of any such work. The provisions of Exhibit C to the Lease (“Work Agreement”) shall not apply hereto.

5. No Brokers. Tenant represents and warrants that Tenant had had no dealings of communications with any broker or agent in connection with this Amendment other than CB Richard Ellis, Inc. and CPS Commercial Property Services (“Brokers”), and that no person or entity is entitled to any brokerage commission or finder’s fee on account of the negotiation, execution, delivery, and consummation of this Amendment, other than any commission which may be payable by Landlord to Brokers. Tenant hereby agrees to indemnify Landlord and to hold Landlord free and harmless of and from any and all claims, losses, damages, costs and expenses of whatsoever nature, including attorney’s fees and cost of litigation, arising from or relating to, any brokerage commissions or finder’s fees payable or alleged to be payable by reason of any act of Tenant in connection with this Amendment or its negotiation, excluding any amounts payable to Brokers.

6. Miscellaneous.

6.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed. To the extent the terms of the Lease and this Amendment are inconsistent, the terms of this Amendment shall control.

6.2 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Lease unless and until it has been executed and delivered by both Landlord and Tenant. By executing and delivering this Amendment, the person or persons signing on behalf of Tenant represent and warrant that they have the requisite authority to bind Tenant.

6.3 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. There are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter hereof, and none shall be used to interpret to construe the Lease as amended hereby. Tenant acknowledges that prior communications from Landlord and its agents were not and are not, and shall not be construed to be, representations or warranties by Landlord or its agents as the matters communicated, and have not and will not be relied upon by Tenant.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

Landlord 3260 Blume Drive Associates By: /s/ [Illegible] Its: General Partner Date: 6/2/2003	Tenant Neurobiological Technologies, Inc. By: /s/ Paul E. Freiman Its: President and Chief Executive Officer Date: May 15, 2003